Exhibit 5.1

April 12, 2017

Matter No.:350676

Doc Ref: 12406174

+1 441 278 7904

edward.rance@conyersdill.com

Axovant Sciences Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: Axovant Sciences Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a prospectus supplement dated April 10, 2017 and filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 11, 2017 (the “Prospectus Supplement” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the offering under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 7,753,505 common shares, par value US$0.00001 per share, of which 6,742,179 are being offered by the Company together with an additional 1,011,326 common shares, par value US$0.00001 per share, subject to an over-allotment option granted to the underwriters by the Company (the “Common Shares”), such offering being conducted pursuant to the Company’s shelf registration statement on form S-3, as amended, initially filed with the Commission on December 30, 2016 and declared effective on January 13, 2017 (No. 333-215387, the “Shelf Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the Securities Act of up to $750,000,000 of the securities described therein.

For the purposes of giving this opinion, we have examined a copy of the Shelf Registration Statement and the Prospectus Supplement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on April 11, 2017, minutes of meetings of its directors held on November 30, 2016 and April 7, 2017, unanimous written resolutions of its directors dated December 28, 2016, and minutes of a meeting of the Pricing Committee held on April 10, 2017 (together, the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention,  (c) the accuracy and completeness of all factual representations made in the Shelf Registration Statement and Prospectus Supplement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, and (f) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Prospectus Supplement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.              The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.              When issued and paid for as contemplated by the Prospectus Supplement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Company’s Form 8-K to be filed with the Commission in conjunction with the offering of Common Shares pursuant to the Prospectus Supplement and to the references to our firm under the caption “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited